UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 22, 2008

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.

First Mariner Bancorp (the “Corporation”) announces that it has elected to defer regularly scheduled quarterly interest payments with respect to an aggregate of $73.724 million of its junior subordinated debentures (the “Subordinated Debentures”) associated with its seven statutory trust subsidiaries that were formed for the purpose of issuing trust preferred securities.  Pursuant to the indentures for the Subordinated Debentures, the Corporation can elect to defer payments of interest for up to 20 consecutive quarterly periods, provided that there is no event of default (as defined in the indentures) existing at the time of deferral.  The Corporation is not in default under any of the indentures.  During a period when interest payments are being deferred, the Corporation may not, among other things and subject to certain exceptions, declare or pay dividends or otherwise make distributions with respect to the Corporation’s capital stock, repurchase any of its capital stock, pay principal or interest on debt that ranks pari passu or junior to the Subordinated Debentures, or make any payments under guarantees of the Corporation which rank pari passu or junior to the Subordinated Debentures.  Interest on the Subordinated Debentures continues to accrue during the deferral period and interest on the deferred interest also accrues, both of which must be paid at the end of the deferral period.  Prior to the expiration of the deferral period, the Corporation has the right to further defer interest payments, provided that no deferral period, together with all prior deferrals, may exceed 20 consecutive quarters.

On December 22, 2008, the Corporation provided notices under the indentures related to the Subordinated Debentures issued to Mariner Capital Trusts III, V, and VI, electing to defer interest payments due on January 7, 2009 with respect to Mariner Capital Trusts III and VI and January 8, 2009 with respect to Mariner Capital Trust V.  On December 24, 2008, the Corporation provided notices under the indentures related to the Subordinated Debentures issued to Mariner Capital Trusts II, IV, VII and VIII, electing to defer interest payments due on March 19, 2009 with respect to Mariner Capital Trusts II , February 28, 2009 with respect to Mariner Capital Trust IV, March 15, 2009 with respect to Mariner Capital Trust VII, an March 30, 2009 with respect to Mariner Capital Trust VIII.

The total estimated annual interest that would be payable on the Subordinated Debentures, if not deferred, would approximate $2.8 million, based on current variable rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: December 24, 2008	By:	/s/ Joseph A. Cicero
Joseph A. Cicero
President and Chief Operating Officer